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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

                             -------------------



Date of Report:  August 31, 1995




                     Boston Celtics Limited Partnership
           (Exact name of registrant as specified in its charter)


                                  Delaware
                (State or other jurisdiction of organization)


                 19324                                 04-2936516
       (Commission File Number)          (I.R.S. Employer Identification No.)


151 Merrimac Street, Boston, Massachusetts               02114
(Address of principal executive offices)               (Zip Code)


                               (617) 523-6050
            (Registrant's telephone number, including area code)



Item 5.   Other Events.

On August 30, 1995, Boston Celtics Limited Partnership (BCLP) announced that it had redeemed an aggregate of 758,444 units representing assignments of beneficial ownership of limited partnership interest in BCLP.

The redeemed units acquired by BCLP were beneficially owned by Alan Cohen and his son and daughter. Mr. Cohen was formerly an officer and director of the corporate general partner of BCLP until his resignation in September 1993.

Under the terms of the redemption, Mr. Cohen's son and daughter were paid $21.50 in cash for each unit acquired from them -- or an aggregate of $1,941,450 for the 90,300 units acquired from them.





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Mr. Cohen received two notes from BCLP in exchange for the aggregate of
668,144 units acquired by BCLP from him. The two notes issued by BCLP to Mr. Cohen in exchange for his units have an aggregate initial face amount of $14,365,096 -- equal to $21.50 per unit for each of the 668,144 units acquired from Mr. Cohen. However, the two notes, which are due and payable on July 1, 2000 (unless prepaid earlier pursuant to mandatory or optional prepayment provisions contained therein) also provide that the amounts to be paid to Mr. Cohen pursuant to the terms of the notes will be increased by specified amounts on each July 1 during their term. If Mr. Cohen holds the two notes until July 1, 2000 he would be entitled to receive aggregate payments (excluding interest) in the amount of $20,044,320 pursuant to the terms of the two notes -- equal to $30.00 per unit for each of the 668,144 units acquired from him. Each of the notes bears interest at the rate of 7.76% per annum and interest will be paid quarterly on the notes.

BCLP also announced that Celtics Limited Partnership (which is 99% owned by BCLP and which owns and operates the Boston Celtics professional basketball team) has entered into a three year consulting agreement with Alan Cohen. The consulting agreement provides that Mr. Cohen is to be paid $260,000 per year in exchange for making himself available to provide consulting services to Celtics Limited Partnership.

Reference is hereby made to the text of the press release of BCLP containing its announcement which is filed herewith as an exhibit and incorporated herein by reference thereto.


Item 7.   Financial Statements and Exhibits.


          c)  Exhibits

              99.1) Unit Redemption Agreement dated August 30, 1995 between Boston Celtics Limited Partnership and Alan N. Cohen.

              99.2) Unit Redemption Agreement dated August 30, 1995 between Boston Celtics Limited Partnership and Gordon Cohen.

              99.3) Unit Redemption Agreement dated August 30, 1995 between Boston Celtics Limited Partnership and
                      Laurie Cohen-Fenster.

              99.4)   Promissory Note dated August 1, 1995 by BCLP to
                      Alan N. Cohen.

              99.5)   Promissory Note dated August 1, 1995 by BCLP to
                      Alan N. Cohen.

              99.6) Consulting Agreement dated August 30, 1995 between Celtics Limited Partnership and Alan N. Cohen.

              99.7)   Press Release dated August 30, 1995.






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                                 SIGNATURES


      Pursuant to requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

                                   BOSTON CELTICS LIMITED
                                   PARTNERSHIP


                                   By:   CELTICS, INC., its General Partner




                                   By:   /s/  Thomas M. Bartlett, Jr.
                                              Thomas M. Bartlett, Jr.,
                                              Executive Vice President and
                                              Chief Financial Officer

Date:  August 31, 1995